UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 14, 2003

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc. Hawaiian Electric Company, Inc.	1-8503 1-4955	99-0208097 99-0040500

State of Hawaii
(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 93813
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)
(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None
(Former name or former address, if changed since last report.)

Item 5.  Other Events

On January 14, 2003, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO WEBCAST AND TELECONFERENCE 2002 YEAREND EARNINGS ON TUESDAY, JANUARY 21, 2003

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) announced that its 2002 yearend earnings will be released on January 20, 2003, after market close. The Company will also conduct a webcast and teleconference call to review its yearend earnings on Tuesday, January 21, 2003, at 12:00 noon EST. The event can be accessed through HEI’s website at http://www.hei.com or by dialing (913) 981-5540 for the teleconference call.

An online replay will be available at the same website beginning about two hours after the event and continuing through Tuesday, February 4, 2003. Replays of the teleconference call will also be available approximately two hours after the event through February 4, 2003, by dialing (888) 203-1112, pass code: 406598.

Representing management will be Robert F. Clarke, chairman, president and chief executive officer, Hawaiian Electric Industries, Inc. A question and answer period will follow brief remarks from management. Also available during the question and answer period will be T. Michael May, president and chief executive officer, Hawaiian Electric Company, Inc.; Constance H. Lau, president and chief executive officer, American Savings Bank, F.S.B.; and Eric K. Yeaman, financial vice president, treasurer and chief financial officer, Hawaiian Electric Industries, Inc.

HEI is the largest Hawaii-based company, providing electric utility services to 95% of Hawaii’s residents and a wide array of banking services to consumers and businesses through the state’s third largest bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/s/ CURTIS Y. HARADA	/s/ RICHARD A. VON GNECHTEN
Curtis Y. Harada Interim Financial Vice President, Treasurer and Chief Financial Officer Controller (Principal Financial and Accounting Officer of HEI)	Richard A. von Gnechten Financial Vice President (Principal Financial Officer of HECO)

Date: January 14, 2003	Date: January 14, 2003

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